Exhibit 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE May 11, 2012

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Crook, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES IMPROVED FINANCIAL RESULTS

BUCHANAN, VIRGINIA. May 11, 2012 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2012. The Company reports net income for the first quarter of $507,472. This amount compares to a net loss of $(323,479) for the same period last year, representing an increase of $830,951. Both basic and diluted earnings per share increased $0.63 from $(0.26) at March 31, 2011 to $0.37 at March 31, 2012.

At March 31, 2012 total assets amounted to $305,650,799, total deposits were $278,083,716, net loans were $237,875,460 and total stockholders’ equity was $25,312,288.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., states “The financial performance of the Company for the first quarter of 2012 is gratifying, particularly with regard to the prevailing economic conditions being experienced in our markets. Although the economy is showing signs of recovery and improvement, high unemployment remains an issue, as well as low consumer confidence. While our Company is still working with elevated levels of non-performing assets, significant improvement has been made during the period in reducing the Bank’s exposure in this area. In spite of the disappointing financial performance which the Company endured in 2011, a successful capital raising campaign was completed early in the first quarter of 2012 and the Company’s balance sheet, liquidity, and capital levels remain strong. Both the Bank and the Company continue to exceed all minimum ratios to satisfy “well capitalized” regulatory status.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates ten full service offices in Botetourt, Rockbridge, Roanoke and Franklin counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-K and its other periodic reports.

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Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

	(Unaudited) March 31, 2012	(Audited) December 31, 2011
Assets

Cash and due from banks	$9,590,016	$7,376,113
Interest-bearing deposits with banks	22,236,280	19,235,517
Federal funds sold	1,714,000	680,000

Total cash and cash equivalents	33,540,296	27,291,630
Time deposits with banks	250,000	250,000
Investment securities available for sale	14,632,393	15,622,899
Restricted equity securities	536,000	536,000
Loans, net of allowance for loan losses of $5,283,722 at March 31, 2012 and $5,994,825 at December 31, 2011	237,875,460	243,854,200
Property and equipment, net	7,346,879	7,344,643
Accrued income	1,009,525	1,039,676
Foreclosed assets	5,301,048	5,251,939
Other assets	5,159,198	5,427,044

Total assets	$305,650,799	$306,618,031

Liabilities and Stockholders’ Equity

Liabilities
Noninterest-bearing deposits	$37,693,597	$36,359,242
Interest-bearing deposits	240,390,119	244,464,401

Total deposits	278,083,716	280,823,643

Accrued interest payable	412,044	451,663
Subordinated debt	310,000	300,000
Other liabilities	1,532,751	1,420,074

Total liabilities	280,338,511	282,995,380

Commitments and contingencies	—	—

Stockholders’ equity
Common stock, $1.00 par value; 2,500,000 shares authorized; 1,409,519 issued and outstanding at March 31, 2012 and 1,253,542 shares issued and outstanding at December 31, 2011	1,409,519	1,253,542
Additional paid-in capital	2,752,311	1,714,975
Retained earnings	21,227,476	20,720,004
Accumulated other comprehensive loss	(77,018)	(65,870)

Total stockholders’ equity	25,312,288	23,622,651

Total liabilities and stockholders’ equity	$305,650,799	$306,618,031

Botetourt Bankshares, Inc.

Consolidated Statements of Operations

For Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)	(Unaudited)

Interest income
Loans and fees on loans	$3,537,981	$3,630,868
Federal funds sold	189	380
Investment securities:
Taxable	57,475	56,215
Exempt from federal income tax	42,380	59,899
Dividend income	1,728	1,141
Deposits with banks	12,367	6,048

Total interest income	3,652,120	3,754,551

Interest expense
Deposits	912,735	1,066,147
Long-term debt	5,460	—

Total interest expense	918,195	1,066,147

Net interest income	2,733,925	2,688,404

Provision for loan losses	—	1,515,000

Net interest income after provision for loan losses	2,733,925	1,173,404

Noninterest income
Service charges on deposit accounts	138,128	173,433
Mortgage origination fees	49,832	31,182
Other income	314,750	299,673

Total noninterest income	502,710	504,288

Noninterest expense
Salaries and employee benefits	1,087,102	1,181,026
Occupancy and equipment expense	204,057	202,748
Foreclosed assets, net	372,605	69,695
Other expense	834,237	763,423

Total noninterest expense	2,498,001	2,216,892

Income (loss) before income taxes	738,634	(539,200)

Income tax expense (benefit)	231,162	(215,721)

Net income (loss)	$507,472	$(323,479)

Basic earnings (loss) per share	$0.37	$(0.26)

Diluted earnings (loss) per share	$0.37	$(0.26)

Dividends declared per share	$—	$0.04

Basic weighted average shares outstanding	1,378,574	1,250,870

Diluted weighted average shares outstanding	1,378,574	1,250,870